Exhibit 99.1
NEWS RELEASE	FOR IMMEDIATE RELEASE

DCB Financial Corp Announces Second Quarter 2015 Results

Lewis Center, OH, July 30, 2015 - DCB Financial Corp (the “Company”), (OTCQB:DCBF), parent holding company of The Delaware County Bank & Trust Company, Lewis Center, Ohio (the “Bank”) announced net income of $144,000 or $0.02 per diluted share for the three months ended June 30, 2015, compared to net income of $37,000 or $0.01 per diluted share for the same period in 2014. The increase in net income resulted from a $196,000 increase in net interest income and an increase of $184,000 in non-interest income, which offset a $273,000 increase in non-interest expenses. During the second quarter of 2015, the Company recorded a $175,000 one-time expense accrual for refunds of certain fees charged to a small segment of deposit customers between 2011 and 2015.

Net income was $383,000 or $0.05 per diluted share for the six months ended June 30, 2015, compared to net income of $156,000 or $0.02 per diluted share for the same period in 2014. Increases of $389,000 in net interest income and $151,000 in non-interest income during the first six months of 2015 offset a $150,000 increase in the provision for loan losses and a $163,000 increase in non-interest expenses.

Ronald J. Seiffert, President and CEO for the Company said, “Net income for the first half of 2015 increased 146% over the year-ago period, and was slightly higher than our net income for all of 2014, as strong growth in net interest income and higher wealth management fees drove a $540,000 increase in net revenue in the first half of 2015 compared to the first half of last year.”

Seiffert continued, “Our business development initiatives have borne strong results over the past year, with average loan balances up over $20 million in both the three months and six months ended June 30, 2015 compared to the year-ago periods. We have a number of strategic initiatives under way designed to further increase our lending capacity in coming quarters, including the hiring of a seasoned mortgage banking professional to lead the development and expansion of our mortgage banking business, which we announced last week.”

Balance Sheet Highlights

Total assets were $541.6 million at June 30, 2015, compared with $520.7 million at March 31, 2015 and $515.4 million at December 31, 2014. Cash and cash equivalents increased $26.1 million since the end of 2014 due in large part to seasonal inflows of funds into the Company’s municipal accounts during the second quarter.

Total loans were $382.2 million at June 30, 2015, compared with $377.2 million at March 31, 2015 and $385.4 million at December 31, 2014. The Company entered 2015 with a relatively light loan pipeline due primarily to seasonal factors and a large number of commercial loan closings in the fourth quarter of 2014. Growth in the Company’s commercial loan portfolios in the fourth quarter of 2014 totaled $9.8 million. In addition, prepayments and payoffs in the Company’s commercial loan portfolios were unusually high during the first quarter of 2015, including 5 relationships aggregating $5.7 million that paid off during the quarter. Loan growth rebounded in the second quarter, with commercial and industrial loans and residential loans increasing $2.9 million and $2.4 million, respectively.

Deposits totaled $470.5 million at June 30, 2015, compared with $464.8 million at March 31, 2015 and $453.2 million at December 31, 2014. Money market accounts increased $9.1 million in the first quarter of 2015 due primarily to seasonal inflows of municipal deposits.

Shareholders’ equity increased $255,000 in the first half of 2015 to $47.5 million at June 30, 2015. Net income for the first half of 2015 of $383,000 was partially offset by a decrease in accumulated other comprehensive income due to a decrease in unrealized gains on securities available-for-sale.

The Bank’s Tier 1 leverage ratio was 8.63% and its total risk-based capital ratio was 13.83% at June 30, 2015, both of which were well above the regulatory thresholds required to be classified as a “well-capitalized” institution, which are 5.0% and 10.0%, respectively.

Asset Quality and the Provision for Loan Losses

Delinquent loans (including non-accrual loans) totaled $2.4 million or 0.63% of total loans at June 30, 2015, compared to $2.0 million or 0.53% of total loans at March 31, 2015 and $2.2 million or 0.58% of total loans at December 31, 2014. Non-accrual loans totaled $1.5 million or 0.38% of total loans at June 30, 2015, compared to $1.1 million or 0.30% of total loans at March 31, 2015 and $1.4 million or 0.36% of total loans at December 31, 2014.

Non-performing assets were $11.8 million or 2.18% of total assets at June 30, 2015, compared with $11.8 million or 2.26% of total assets at March 31, 2015 and $12.6 million or 2.45% of total assets at December 31, 2014. Troubled debt restructurings (“TDR’s”), which are performing in accordance with the restructured terms and accruing interest, but are included in non-performing assets, were $9.1 million at June 30, 2015, and $9.6 million at March 31, 2015 and at December 31, 2014.

Net recoveries of previously charged-off loans totaling $75,000 were recorded in the second quarter of 2015, compared to net charge-offs of $777,000 or 0.87% (annualized) of average loans in the year-ago quarter, and net charge-offs of $297,000 or 0.31% (annualized) of average loans in the first quarter of 2015.

2

Net charge-offs were $222,000 or 0.12% (annualized) of average loans in the first half of 2015, compared to net charge-offs of $2.1 million or 1.15% (annualized) of average loans in the first half of 2014. Three relationships comprised nearly all of the charge-offs in the first half of 2014, which were charged against specific allowance allocations established in the fourth quarter of 2013.

There was no provision for loan losses recorded in the second quarter of 2015, compared with a provision for loan losses of $150,000 in the first quarter of 2015. There was no provision for loan losses recorded in the three months and six months ended June 30, 2014.

The allowance for loan losses was $4.2 million at June 30, 2015, compared to $4.1 million at March 31, 2015 and $4.2 million at December 31, 2014. The ratio of the allowance for loan losses to total loans was 1.09% at June 30, 2015, compared with 1.08% at March 31, 2015 and 1.10% at December 31, 2014. The ratio of the allowance for loan losses to non-performing loans (including TDR’s) was 38.2% at June 30, 2015, compared to 37.8% at March 31, 2015 and 38.5% at December 31, 2014. The ratio of the allowance for loan losses to non-accrual loans was 286% at June 30, 2015, compared to 362% at March 31, 2015 and 306% at December 31, 2014.

Net Interest Income

Net interest income totaled $4.2 million in the quarter ended June 30, 2015, compared with $4.0 million in the year-ago quarter and $4.2 million in the first quarter of 2015. The net interest margin was 3.40% in the second quarter of 2015, compared to 3.51% in the year-ago quarter and 3.50% in the first quarter of 2015. The decline in the net interest margin resulted primarily from the effect of higher interest-bearing cash balances, with yields averaging 0.25%.

Total average interest-earning assets were $491.1 million in the second quarter of 2015, which was an increase of $37.7 million or 8.3% from the year-ago quarter and was an increase of $6.2 million compared with the first quarter of 2015. Average loans outstanding in the second quarter were up $21.3 million compared to the year-ago quarter, but were down $3.1 million compared with the first quarter of 2015 as nearly all of the $4.9 million increase in outstanding loan balances that occurred during the second quarter occurred in the month of June. Total average loans were 77.0% of total average interest-earning assets in the second quarter of 2015, compared with 78.7% in the year-ago quarter and 78.6% in the first quarter of 2015.

Total average interest-bearing deposit balances increased $27.1 million in the second quarter of 2015 compared to the year-ago quarter, with an increase of $33.1 million in the average balances of lower-costing interest-bearing demand, savings and money market accounts (transaction accounts) offsetting a decrease in the average balance of time deposits of $6.0 million. Transaction accounts comprised 78.9% of total interest-bearing deposits in the second quarter of 2015, compared to 75.4% in the year-ago quarter and 78.5% in the first quarter of 2015.

3

Net interest income totaled $8.3 million in the first half 2015, which was an increase of $389,000 or 4.9% compared with $8.0 million in the year-ago period. The net interest margin was 3.45% for the six months ended June 30, 2015, compared with 3.47% in the year-ago period.

Average interest-earning assets were $487.9 million in the first half of 2015, which was an increase of $27.5 million or 6.0% from the first half of 2014. Average loans outstanding in the first half of 2015 increased $20.1 million compared to the year-ago period, and totaled 77.8% of total interest-earning assets in the six months ended June 30, 2015, compared with 77.9% in the six months ended June 30, 2014.

The average balance in time deposits decreased $7.9 million in the first half of 2015 compared with the year-ago period, while the average balances in lower-costing interest-bearing demand, savings and money market accounts increased $28.9 million. Transaction accounts comprised 78.7% of total interest-bearing deposits in the first half of 2015, compared to 75.1% in the first half of 2014.

Non-Interest Income and Non-Interest Expenses

Non-interest income was $1.2 million in the second quarter of 2015, compared to $996,000 in the second quarter of 2014 and $1.2 million in the first quarter of 2015. Non-interest income for the second quarter of 2014 was negatively impacted by losses of $114,000 on loans held-for-sale. The rest of the increase in non-interest income in the second quarter of 2015 compared with the year-ago period resulted from increases in service charges, wealth management income and treasury management fees.

Non-interest income was $2.3 million in the first half of 2015, compared to $2.2 million in the first half of 2014.

Non-interest income (net of non-recurring items in the year-ago quarter) accounted for 22.2% of total revenue in the second quarter of 2015, compared with 21.8% in the year-ago quarter and 21.5% in the first quarter of 2015. Non-interest income accounted for 21.9% of total revenue in the first half of 2015, compared with 22.0% in the year-ago period.

Non-interest expenses were $5.2 million for the second quarter of 2015, compared with $4.9 million in the year-ago quarter and $5.0 million for the first quarter of 2015. The Company’s efficiency ratio was 95.0% in the second quarter of 2015, compared with 96.2% in the year-ago quarter, and 92.9% in the first quarter of 2015.

Non-interest expenses were $10.1 million in the first half of 2015, compared to $10.0 million in the first half of 2014. The Company’s efficiency ratio was 93.8% for the first half of 2015, compared to 97.4% in the year-ago period.

4

About DCB Financial Corp

DCB Financial Corp is a financial holding company formed under the laws of the State of Ohio. The Company is the parent of The Delaware County Bank & Trust Company, a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 14 branch offices located in Central Ohio. The Bank provides customary retail and commercial banking and cash management services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, commercial leases, real estate mortgage loans, night depository facilities and trust and personalized wealth management services.

Forward-Looking Statements

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of DCB Financial Corp. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: an increase in competitive pressure in the banking industry; changes in the interest rate environment which may affect the net interest margin; changes in the regulatory environment; general economic conditions, either nationally or regionally, resulting in, among other things, in a deterioration in credit quality; changes in business conditions and inflation; changes in the securities markets; changes in technology used in the banking business; our ability to maintain and increase market share and control expenses; increases in FDIC insurance premiums may cause earnings to decrease; and other risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission.

The Company does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact:	DCB Financial Corp
Ronald J. Seiffert, President and CEO
(740) 657-7000

J. Daniel Mohr, Executive Vice President and CFO
(740) 657-7510

5

DCB Financial Corp

Consolidated Balance Sheets (Unaudited)

	June 30, 2015	December 31, 2014
	(Dollars in thousands, except share and per share data)
Assets
Cash and due from financial institutions	$5,676	$6,247
Interest-bearing deposits	41,717	15,027
Total cash and cash equivalents	47,393	21,274

Securities available-for-sale	78,975	75,909

Loans	382,164	385,444
Less allowance for loan losses	(4,164)	(4,236)
Net loans	378,000	381,208

Real estate owned	807	1,111
Investment in FHLB stock	3,250	3,250
Premises and equipment, net	9,837	10,016
Bank-owned life insurance	20,434	20,027
Accrued interest receivable and other assets	2,913	2,587
Total assets	$541,609	$515,382

Liabilities and shareholders’ equity
Liabilities:
Deposits:
Non-interest bearing	$118,114	$111,022
Interest bearing	352,411	342,170
Total deposits	470,525	453,192

Borrowings	4,719	11,808
Accrued interest payable and other liabilities	18,899	3,171
Total liabilities	494,143	468,171

Shareholders’ equity:
Common stock	16,456	16,064
Retained earnings	38,438	38,055
Treasury stock	(7,416)	(7,416)
Accumulated other comprehensive income	493	654
Deferred stock-based compensation	(505)	(146)
Total shareholders’ equity	47,466	47,211
Total liabilities and shareholders’ equity	$541,609	$515,382

Common shares outstanding	7,287,435	7,233,795
Book value per common share	$6.51	$6.53

6

DCB Financial Corp

Consolidated Statements of Operations (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands, except share and per share data)

Interest income:
Loans	$3,953	$3,719	$7,905	$7,456
Securities	482	534	987	1,088
Federal funds sold and interest bearing deposits	19	9	29	23
Total interest income	4,454	4,262	8,921	8,567

Interest expense:
Deposits:
Savings and money market accounts	150	136	292	269
Time accounts	92	108	184	237
NOW accounts	17	19	33	37
	259	263	509	543

Borrowings	36	36	71	72
Total interest expense	295	299	580	615

Net interest income	4,159	3,963	8,341	7,952
Provision for loan losses	—	—	150	—
Net interest income after provision for loan losses	4,159	3,963	8,191	7,952

Non-interest income:
Service charges	500	489	952	1,000
Wealth management fees	399	378	779	671
Treasury management fees	64	59	122	115
Income from bank-owned life insurance	165	164	408	402
Loss on loans held for sale	—	(114)	—	(357)
Loss (gain) on sale of REO	(11)	(4)	1	(4)
Loss on sale of securities, available-for-sale	—	—	—	(140)
Gain on sale of branch	—	—	—	438
Other non-interest income	63	24	76	62
Total non-interest income	1,180	996	2,338	2,187

Non-interest expense:
Salaries and employee benefits	2,819	2,712	5,531	5,490
Occupancy and equipment	1,023	921	1,986	1808
Professional services	284	197	637	617
Advertising	141	77	249	158
Office supplies, postage and courier	72	89	151	184
FDIC insurance premium	97	172	207	340
State franchise taxes	75	67	150	132
Other non-interest expense	684	687	1,235	1254
Total non-interest expense	5,195	4,922	10,146	9,983

Income before income taxes	144	37	383	156
Income taxes	—	—	—	—
Net income	$144	$37	$383	$156

Share and Per Share Data
Basic average common shares outstanding	7,287,435	7,192,350	7,262,541	7,192,350
Diluted average common shares outstanding	7,303,902	7,250,702	7,278,933	7,247,315
Basic earnings per common share	$0.02	$0.01	$0.05	$0.02
Diluted earnings per common share	$0.02	$0.01	$0.05	$0.02

7

DCB Financial Corp

Consolidated Average Balances (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands)
Earning assets
Interest bearing cash	$28,466	$13,566	$24,128	$17,635
Securities	77,772	75337	77,457	76,224
Tax-exempt securities	6,842	7853	6,846	7,924
Loans (1)	377,985	356,678	379,553	358,663
Total earning assets	491,065	453,434	487,984	460,446

Non-earning assets	41,239	40,778	41,710	40,803
Total assets	$532,304	$494,212	$529,694	$501,249

Interest bearing liabilities
Interest bearing DDA	$80,065	$76,555	$80,734	$78,655
Money market	158,782	130,370	156,920	130,352
Savings accounts	43,881	42,720	43,322	43,118
Time deposits	75,384	81,415	75,898	83,797
Overnight borrowings	—	—	—	—
FHLB advances	4,765	4,894	5,564	5,086
Total interest bearing liabilities	362,877	335,954	362,438	341,008

Non-interest bearing deposits	$119,440	$109,486	$116,271	$110,490
Other non-interest bearing liabilities	3,163	3,043	4,269	4,578
Total liabilities	485,480	448,483	482,978	456,076
Shareholders’ equity	46,824	45,729	46,716	45,173
Total liabilities and shareholders’ equity	$532,304	$494,212	$529,694	$501,249

(1)	Includes loans held for sale in 2014

8

DCB Financial Corp

Loans and Deposits (Unaudited)

The following table sets forth the composition of the Company’s loan portfolio at the dates indicated (includes loans held for sale):

	June 30, 2015		March 31, 2015		December 31, 2014
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Loan portfolio composition
Commercial and industrial	$102,754	26.9%	$99,946	26.5%	$106,222	27.6%
Commercial real estate	105,615	27.7%	106,334	28.2%	111,851	29.0%
Real estate and home equity	134,090	35.1%	131,658	34.9%	129,650	33.7%
Consumer and credit card	39,403	10.3%	39,074	10.4%	37,507	9.7%
Total loans	$381,862	100.0%	$377,012	100.0%	$385,230	100.0%

Net deferred loan costs	302		234		214
Allowance for loan losses	(4,164)		(4,089)		(4,236)
Net loans	$378,000		$373,157		$381,208

The following table sets forth the composition of the Company’s deposits at the dates indicated :

	June 30, 2015		March 31, 2015		December 31, 2014
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Deposit composition
Non-interest bearing demand	$118,114	25.1%	$111,286	23.9%	$111,022	24.5%
Interest bearing demand	79,954	17.0%	76,390	16.5%	77,534	17.1%
Total demand	198,068	42.1%	187,676	40.4%	188,556	41.6%

Savings	43,722	9.3%	43,568	9.4%	42,634	9.4%
Money market	154,344	32.8%	156,806	33.7%	147,667	32.6%
Time deposits	74,391	15.8%	76,746	16.5%	74,335	16.4%
Total deposits	$470,525	100.0%	$464,796	100.0%	$453,192	100.0%

9

DCB Financial Corp

Asset Quality (Unaudited)

The following table represents a summary of delinquent loans grouped by the number of days delinquent at the dates indicated:

Delinquent loans and leases	June 30, 2015		March 31, 2015		December 31, 2014
	$	%(1)	$	%(1)	$	%(1)
	(Dollars in thousands)
30 days past due and still accruing	$460	0.12%	$250	0.07%	$336	0.09%
60 days past due and still accruing	22	0.01%	498	0.13%	37	0.01%
90 days past due and still accruing	475	0.12%	105	0.03%	480	0.12%
Non-accrual	1,457	0.38%	1,130	0.30%	1,384	0.36%
Total	$2,414	0.63%	$1,983	0.53%	$2,237	0.58%

(1) As a percentage of total loans, excluding deferred costs

The following table represents information concerning the aggregate amount of non-performing assets (includes loans held for sale):

Non-performing assets	June 30, 2015	March 31, 2015	December 31, 2014
	(Dollars in thousands)
Non-accruing loans:
Residential real estate loans and home equity	$766	$340	$334
Commercial real estate	31	60	298
Commercial and industrial	593	612	632
Consumer loans and credit cards	67	118	120
Total non-accruing loans	1,457	1,130	1,384
Accruing loans delinquent 90 days or more	475	105	480
Total non-performing loans (excluding TDR’s)	1,932	1,235	1,864

Other real estate and repossessed assets	807	940	1,111
Total non-performing assets (excluding TDR’s)	$2,739	$2,175	$2,975

Troubled debt restructurings(1)	$9,068	$9,575	$9,633
Total non-performing loans (including TDR’s)	$11,000	$10,810	$11,497
Total non-performing assets (including TDR’s)	$11,807	$11,750	$12,608

(1) TDR’s that are in compliance with their modified terms and accruing interest.

The following table summarizes changes in the allowance for loan losses arising from loans charged off, recoveries on loans and leases previously charged off and additions to the allowance which have been charged to expense:

Allowance for loan losses	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands)
Allowance for loan losses, beginning of period	$4,089	$5,345	$4,236	$6,724

Loans charged-off	(78)	(846)	(507)	(2,258)
Recoveries of loans previously charged-off	153	69	285	199
Net loans charged-off	75	(777)	(222)	(2,059)
Allowance related to loans transferred to held-for-sale	—	—	—	(97)
Provision for loan losses	—	—	150	—
Allowance for loan losses, end of period	$4,164	$4,568	$4,164	$4,568

10

DCB Financial Corp

Consolidated Financial Information (Unaudited)

Key Ratios	At or for the three months ended June 30,		At or for the six months ended June 30,
	2015	2014	2015	2014
Return on average assets	0.19%	0.05%	0.19%	0.07%
Return on average equity	2.17%	0.53%	2.11%	0.80%
Yield on earning assets	3.61%	3.77%	3.68%	3.75%
Cost of interest-bearing liabilities	0.33%	0.36%	0.32%	0.36%
Net interest margin (1)	3.40%	3.53%	3.45%	3.49%
Non-interest income to total income (2)	22.2%	21.8%	21.9%	22.0%
Efficiency ratio (3)	95.0%	96.2%	93.8%	97.4%

Net loans charged-off to average loans, annualized	(0.08)%	0.87%	0.12%	1.15%
Provision for loan losses to average loans, annualized	0.00%	0.00%	0.04%	0.00%
Allowance for loan losses to total loans	1.09%	1.28%	1.09%	1.28%
Allowance for loan losses to non-accrual loans	286%	109%	286%	109%
Non-accrual loans to total loans	0.38%	1.17%	0.38%	1.17%
Non-performing assets to total assets (including performing TDR’s)	2.18%	2.97%	2.18%	2.97%
Non-performing assets to total assets (excluding performing TDR’s)	0.51%	1.12%	0.51%	1.12%

(1)	Net interest income divided by average earning assets
(2)	Non-interest income (excluding net realized gains and losses on securities and other non-recurring gains and losses) divided by the sum of net interest income and non-interest income (as adjusted)
(3)	Non-interest expense (less OREO expense and non-recurring expenses and losses) divided by the sum of net interest income and non-interest income (as adjusted)

11

DCB Financial Corp

Selected Quarterly Financial Data (Unaudited)

	2015		2014
	Second	First	Fourth	Third	Second
	(Dollars in thousands, except per share data)
Interest income	$4,454	$4,467	$4,536	$4,278	$4,262
Interest expense	295	285	291	306	299
Net interest income	4,159	4,182	4,245	3,972	3,963
Provision for loan losses	—	150	150	—	—
Net interest income after provision for loan losses	4,159	4,032	4,094	3,972	3,963
Non-interest income	1,180	1,158	1,132	1,140	996
Non-interest expenses	5,195	4,951	5,059	5,062	4,922
Income before income taxes	144	239	168	50	37
Income taxes	—	—	—	—	—
Net income	$144	$239	$168	$50	$37

Stock and related per share data
Basic and diluted earnings per common share	$0.02	$0.03	$0.02	$0.01	$0.01
Basic weighted average common shares outstanding	7,287,435	7,237,371	7.196,404	7,192,350	7,192,350
Diluted weighted average common shares outstanding	7,303,902	7,253,840	7,232,961	7,249,194	7,250,702
Common book value per share	$6.51	$6.54	$6.53	$6.49	$6.51

Capital Ratios:
Bank
Tier 1 leverage ratio	8.63%	8.65%	9.00%	8.96%	8.97%
Common equity tier 1 capital ratio	12.68%	12.62%	12.40%	12.42%	12.77%
Tier 1 risk based capital ratio	12.68%	12.62%	12.40%	12.42%	12.77%
Total risk based capital ratio	13.83%	13.75%	13.56%	13.57%	14.02%

Total equity to assets ratio (consolidated)	8.80%	9.15%	9.16%	9.33%	9.35%

Selected ratios:
Return on average assets	0.19%	0.18%	0.13%	0.04%	0.05%
Return on average equity	2.17%	2.05%	1.44%	0.43%	0.53%
Yield on earning assets	3.61%	3.73%	3.86%	3.66%	3.75%
Cost of interest-bearing liabilities	0.33%	0.32%	0.33%	0.35%	0.36%
Net interest margin	3.40%	3.50%	3.62%	3.40%	3.51%
Non-interest income to total income (1)	22.2%	21.5%	20.6%	22.6%	21.8%
Efficiency ratio (2)	95.0%	92.9%	94.6%	98.7%	96.2%

Asset quality ratios:
Net loans charged off to average loans, annualized	(0.08)%	0.31%	0.10%	0.43%	0.87%
Provision for loan losses to average loans, annualized	0.00%	0.16%	0.16%	0.00%	0.00%
Allowance for loan losses to total loans	1.09%	1.08%	1.10%	1.13%	1.28%
Allowance for loan losses to non-accrual loans	286%	362%	306%	139%	109%
Non-accrual loans to total loans	0.38%	0.30%	0.36%	0.81%	1.17%
Non-performing assets to total assets (including performing TDR’s)	2.18%	2.26%	2.45%	2.91%	3.06%
Non-performing assets to total assets (excluding performing TDR’s)	0.51%	0.42%	0.58%	0.95%	1.12%

(1) Non-interest income (net of realized gains and losses on securities and other non-recurring items) divided by the sum of net interest income and non-interest income (as adjusted)

(2) Non-interest expense (less OREO expense) divided by the sum of net interest income and non-interest income (as adjusted)

12